Exhibit E
                                 ---------

     Reference is made to an Amendment to a statement on Schedule 13D being filed on or about the date hereof with respect to the undersigned's ownership of shares of Capital Stock, without par value, stated value $.30 per combined share, of Blue Ridge Real Estate Company and Big Boulder Corporation. The undersigned hereby acknowledge and agree that such Amendment is being filed on behalf of each of the undersigned. This agreement may be executed in one or more counterparts, each of which shall be an agreement but all of which shall constitute one and the same instrument.

Dated: September 15, 2000

                                      TRUST UNDER PARAGRAPH IV, ARTICLE SIXTH
                                      U/L/W/T LEO MODEL

                                      By: /s/ Allen Model
                                          -----------------------------------
                                           Allen Model, Trustee


                                      P&P FAMILY LLC

                                      By: /s/ Paul Model
                                          ------------------------------------
                                           Paul Model, Member



                                      /s/ Allen Model
                                     -----------------------------------------
                                      Allen Model


                                      /s/ Peter Model
                                     -----------------------------------------
                                      Peter Model


                                      /s/ Paul Model
                                     -----------------------------------------
                                      Paul Model